U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

(Exact name of registrant as specified in its charter)

                  Delaware

             45-0476087

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

  or organization

4020 Moorpark Road, Suite 108

San Jose, California

                95117

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number: 805-730-1978

________________________________________________

(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Section 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On or about January 6, 2005, company president and director, Brandon Sandiford, resigned.  The board of directors, in accordance with company by-laws, has appointed Ronald Pienaar, in place and in stead of Brandon Sandiford, as Director and President.  The current makeup of management is as follows:

Allen Harington

Chief Executive Officer, Chief Financial Officer, Board

Chairman and Director

Ronald Pienaar

President, Director

Stephen Hallock

  Sectretary, Director

Allen A. Harington.  Mr. Harington has been the Chief Executive Officer, Chairman, Secretary and Director of out parent company, Celtron International, Inc., since June 20, 2001.  He has served on our board of directors and as Chief Executive Officer and Board Chairman since October 28, 2004.  Since 1993, when he started his career in the technology arena, he headed the formation of the company that was responsible for the design of the first real-time credit card activated and billed cellular telephone.  Since then he has been involved in the management, sourcing, design discussions and implementation of various technologies and products related to the industry.

Ronald Pienaar.  Mr. Pienaar Ronald Pienaar has been a director of our parent company since May, 2003.  He has served on our board of directors and as company president since since January 2005.  Mr. Pienaar’s first career was in police work, which was was marked by being one of the youngest acting Sergeants in the force, a two-year stunt as an anti-hijacker with SAA, covering international flights across the globe, and being seconded to the CSIR to conduct classified research.

In 1995, Mr. Pienaar headed Oracle Corporation’s Business Consulting and Change Management division as Practice Director for East Central Europe, the Middle East and Africa.  He was on the Oracle Global Business Consulting Committee of 5 and a managing member of the Oracle Global Change Management Board. He was instrumental in the design and development of an organizational change management assessment tool and methodology in conjunction with Stanford University in California during 1997. He was responsible for global projects such as the Continental Grain Company based out of Geneva and operating across the globe, the pharmaceutical e-business solution implemented for government in the Ukraine, Hungarian Railways systems implementation, Edgars, Bateman Group and the Sanlam HR system development, to mention a few.

In May of 1998 Mr. Pienaar established Ornet Solutions as a subsidiary of MB Technologies Limited and was the major shareholder until the group acquired the company in 2001. Having identified the opportunities for information technology and more particularly mobile technology during his management consulting, he established Mine Worx International in October 2000 to take advantage of the emerging mobile technologies market.

Stephen Hallock.    Mr. Hallock has served as a director of the company since July 30, 2004, and temporarily served as our Chief Executive Officer.  Since 2001, he has been the Managing Member of Opus International, LLC, managing over $35 million in assets.  From 1998 through 2001, he served as a portfolio manager for Suprafin, Inc., working extensively with financial derivatives and in the mobile commerce and bio-tech industries.  Mr. Hallock holds a B.S. in Finance from the Robert H. Smith School of Business.

Item 9-Financial Statements and Exhibits

c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005

Knight Fuller, Inc.

By:                Allen Harington

          Allen Harington, Chief Executive Officer